As filed with the Securities and Exchange Commission on March 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Commerce.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-2707656
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11920 Alterra Parkway D11 / Suite 100 8th Floor Austin, Texas	78758
(Address of principal executive offices)	(Zip code)

COMMERCE.COM, INC. 2020 EQUITY INCENTIVE PLAN

(Full title of the plan)

Travis Hess

Chief Executive Officer

Commerce.com, Inc.

11920 Alterra Parkway

D11 / Suite 100

8th Floor

Austin, Texas 78758

(Name and address of agent for service)

(512) 865-4500

(Telephone number, including area code, of agent for service)

Copies to:

Samer M. Zabaneh, Esq. Samuel D. Rettew, Esq. Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, TX 78701 (737) 910-7300	Chuck Cassidy Commerce.com, Inc. 11920 Alterra Parkway D11 / Suite 100 8th Floor Austin, Texas 78758 (512) 865-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers an additional 4,022,971 shares of Series 1 common stock of the Registrant, 3,928,833 of which became available for issuance under the Registrant’s 2020 Equity Incentive Plan (the “2020 Plan”) on January 1, 2025 and 94,138 of which became available for issuance under the 2020 Plan on January 1, 2026 due to the automatic annual increase provisions of the 2020 Plan. Accordingly, the contents of the Registration Statements on Form S-8 relating to the 2020 Plan previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2020 (File No. 333-242387), May 11, 2021 (File No. 333-256007), March 3, 2023 (File No. 333-270261), and May 9, 2024 (File No. 333-279236) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8 to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) (other than information in a report on Form 8-K that is furnished and not filed pursuant to Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 2, 2026; and

(ii) The description of the Registrant’s Common Stock included in the Registrant’s Registration Statement on Form 8-A filed on August 3, 2020 (File No. 001-39423), including any amendment or report updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Documents
4.1

Seventh Amended and Restated Certificate of Incorporation of the Registrant, (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-39423) filed on August 7, 2020).

4.2

Certificate of Amendment to Seventh Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-39423) filed on July 31, 2025.

4.3	Third Amended and Restated Bylaws as amended (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K (Registration No. 001-039423) filed July 31, 2025.

4.4	Commerce.com, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 of the Registrant’s Form S-8 filed on August 10, 2020).

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Latham & Watkins LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1*	Power of Attorney is contained on the signature page

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 2, 2026.

COMMERCE.COM, INC.

By:	/s/ Travis Hess
Travis Hess
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Travis Hess, Daniel Lentz, and Chuck Cassidy, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Travis Hess Travis Hess	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2026

/s/ Daniel Lentz Daniel Lentz	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	March 2, 2026

/s/ Hubert Ban Hubert Ban	Senior Vice President (Principal Accounting Officer)	March 2, 2026

/s/ Donald E. Clarke	Director	March 2, 2026
Donald E. Clarke

/s/ Sally Gilligan	Director	March 2, 2026
Sally Gilligan

/s/ Satish Malhotra	Director	March 2, 2026
Satish Malhotra

/s/ Jeff Richards Jeff Richards	Director	March 2, 2026

/s/ Ellen F. Siminoff Ellen F. Siminoff	Director	March 2, 2026

/s/ Anil Kamath Anil Kamath	Director	March 2, 2026